UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

GENUINE PARTS COMPANY

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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THESE SUPPLEMENTAL PROXY MATERIALS PROVIDE ADDITIONAL INFORMATION REGARDING OUR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MONDAY, APRIL 27, 2020.

The following Notice of Change of Format relates to the 2020 proxy statement (the “Proxy Statement”) of Genuine Parts Company (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on March 3, 2020 and subsequently mailed or made available to the Company’s shareholders in connection with the solicitation of proxies by the Company’s Board of Directors (our “Board”) for use at the Company’s Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Monday, April 27, 2020. These supplemental proxy materials are being filed with the SEC on April 1, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF FORMAT OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON

APRIL 27, 2020

To Our Shareholders:

In response to continued public health concerns regarding in-person gatherings due to the coronavirus/COVID-19 outbreak, NOTICE IS HEREBY GIVEN that our Board of Directors has determined to change the format of the Annual Shareholder Meeting from in-person to virtual-only.

As previously announced, the Annual Meeting will be held on Monday, April 27, 2020 at 10:00 a.m. Eastern Time. However, the Annual Meeting will no longer be held at our Corporate Headquarters but rather will be held virtually, with attendance via the internet. You will not be able to attend the Annual Meeting in person.

We have designed the format of the Annual Meeting to ensure that our shareholders are afforded the same rights and opportunities to participate as they would at an in-person meeting.

As described in the previously-distributed proxy materials for the Annual Meeting, you are entitled to attend and vote at the Annual Meeting if you held shares as of the close of business on February 18, 2020, the record date designated by our Board for the Annual Meeting, or hold a legal proxy for the meeting provided by your bank, broker, or nominee.

The live audio webcast of the Annual Meeting will begin promptly at 10:00 a.m. Eastern Time. Online access to the audio webcast will open 15 minutes prior to the start of the Annual Meeting. We encourage you to access the meeting in advance of the designated start time.

An online portal is available to shareholders at http://www.proxydocs.com/gpc where you can view and download our proxy materials and the 2019 annual report.

After the business portion of the Annual Meeting concludes and the meeting is adjourned, we will hold a Q&A session during which we intend to answer questions submitted during the meeting that are pertinent to the Company, as time permits, and in accordance with our Ground Rules for Conduct of the Shareholder Meeting. On the day of and during the Annual Meeting, you can view our Ground Rules for Conduct of the Shareholder Meeting and submit any questions on www.meetingcenter.io/286769548 (Password: GPC2020). Answers to any questions not addressed during the meeting will be posted following the meeting on the investor page of our website. Questions and answers will be grouped by topic, and substantially similar questions will be answered only once. To promote fairness, efficiently use the Company’s resources, and ensure all shareholder questions are able to be addressed, we will respond to no more than three questions from any single shareholder.

Beginning 15 minutes prior to and during the Annual Meeting, we will have support available to assist shareholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulty accessing, or during, the virtual meeting, please go to https://support.vevent.com for assistance.

To Vote Your Shares in Advance of the Annual Meeting:

We urge you to vote and submit your proxy in advance of the meeting using one of the methods described in the proxy materials whether or not you plan to attend the Annual Meeting. You may vote your shares by submitting a proxy at www.investorvote.com/GPC in advance of the Annual Meeting. This process has not changed from prior years.

To Attend, Vote and Participate during the virtual Annual Meeting:

To attend and vote your shares during the virtual Annual Meeting, you will need to log-in to www.meetingcenter.io/286769548 (Password: GPC2020) using, (i) for record holders, the 15-digit control number on your proxy card or (ii) for holders who own shares in street name through brokers, the control number issued to you by Computershare pursuant to the registration process described in the following paragraph. If you do not have a control number, you may log-in as a Guest.

For holders who own shares in street name through brokers to attend and participate and vote during the virtual Annual Meeting, you will need a new control number issued to you by Computershare pursuant to the following registration process. If you hold your shares in street name, you may only vote during the meeting if you properly register and request and receive a legal proxy in your name from the broker, bank, or other nominee that holds your shares. To register you must submit proof of your proxy power (legal proxy) reflecting your holdings of GPC stock, along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern time, on April 24, 2020. You will receive a confirmation email from Computershare of your registration and a new control number that you can use to participate in the virtual Annual Meeting. If you do not have the control number that you received directly from Computershare, you may attend as a guest (non-stockholder) but will not have the option to vote or ask questions during the virtual Annual Meeting. Requests for registration should be directed to Computershare by email. Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com.

By Order of Our Board of Directors

Jennifer L. Ellis

Corporate Secretary

April 1, 2020